SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: February 21, 2007
                        (Date of earliest event reported)

                           STEM CELL INNOVATIONS, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                        0-10379                22-2313648
(State or other jurisdiction of      (Commission File No.)      (IRS Employer
        incorporation)                                       Identification No.)


                                1812 Front Street
                             Scotch Plains, NJ 07076
                    (Address of Principal Executive Offices)

                                 (908) 663-2150
               (Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.
-----------------------------------------------------

         On February 21, 2007, Stem Cell Innovations, Inc. (the "Company") entered into a letter agreement (the "Agreement") with PluriStem Ltd. and PluriStem Life Systems, Inc. ("PluriStem"). Under the terms of the Agreement, PluriStem will issue to the Company 66,000,000 shares of PluriStem common stock and a five year non-callable warrant to buy an additional 66,000,000 shares of PluriStem common stock at an exercise price of $.03 per share. In exchange, the Company will issue to PluriStem 27,000,000 shares of the Company's common stock.

         In addition, the Company will license from PluriStem Ltd. certain rights (the "Licensed Rights"), in exchange for an upfront license fee of 23,000,000 shares of the Company's common stock and certain milestone payments, royalties and other payments more fully described in the Agreement, a copy of which is annexed hereto as an exhibit and incorporated herein by this reference.

The Licensed Rights are as follows:

(a) Exclusive Marketing rights to the PLX I technology for therapeutic applications in Asia (excluding Japan) (the "Territory") . The PLX I technology means the use of mesenchymal cells derived from placenta ("MSCs") and grown in PluriStem Ltd's 3-D microenvironment (including improvements to the microenvironment) for all therapeutic indications. The Company's rights to the MSCs do not include cells which are derivative of or downstream of the MSCs.

(b) Worldwide rights to use the PLX I technology in the Company's in-vitro screening applications. The PLXI technology used with respect to the Company's in-vitro screening applications includes both MSCs and cells that are derivative of or downstream of MSCs grown in PluriStem Ltd.'s 3-D microenvironment (including improvements).

(c) Worldwide rights to use the 3-D microenvironment technology (including improvements) in conjunction with the Company's PluriCells and cells derived by the Company from its PluriCell technology, including downstream cells, worldwide for in vitro and in vivo uses. Any cells derived by the Company utilizing the 3-D microenvironment technology (including improvements) will not be used for any hematopoietic applications.

         The Licensed Rights are more fully described in the Agreement, a copy of which is annexed hereto as an exhibit and incorporated herein by this reference.

         The parties have agreed that more complete terms of the forgoing transaction (the "Transaction") shall be set forth in certain definitive agreements (the "Definitive Agreements"), including without limitation a stock purchase agreement, a license agreement, and a warrant certificate, each containing terms customary for transactions of this type, with a target date for execution of the Definitive Agreements and closing of the Transaction (the "Closing Date") no later then April 10, 2007. Although the Agreement does not contain all of the terms to be set forth in the Definitive Agreements, the Agreement is intended to be binding on the parties hereto, andthe parties agree

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to negotiate in good faith the terms of and otherwise use reasonable efforts to execute and deliver the Definitive Agreements.

Item 3.02 Unregistered Sales of Equity Securities.
--------------------------------------------------

         A description of the securities to be issued by the parties to the Agreement is set forth in Item 1.01 above and more fully described in the Agreement, a copy of which is annexed hereto as an exhibit and incorporated herein by this reference.


Item 9.01 Financial Statements and Exhibits.
--------------------------------------------

         (d) Exhibits

Exhibit 10.1 - Agreement, dated February 21, 2007, among the Company, PluriStem, and PluriStem Ltd.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 26, 2007



                                             STEM CELL INNOVATIONS, INC.

                                             By: /s/ JAMES H. KELLY
                                                 -------------------------------
                                                 Its: Chief Executive Officer

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